                                                                   EXHIBIT 10.12

                           COMMENCEMENT DATE AGREEMENT


The undersigned parties, to a Lease between them dated September 15, 1993 and a First Amendment to Lease dated June 28, 1994, of Premises in 25 Burlington Mall Road, Burlington, Massachusetts, more particularly described therein, hereby agree, pursuant to Section 1.1 thereof, that the Commencement Date of said First Amendment is June 24, 1994; rent for the additional 3,724 RSF to commence on June 24, 1994.

Executed as a sealed instrument on the           day of     , 1994.

                                  LANDLORD:    25 MALL ROAD TRUST
                                               By its Agent, Spaulding and Slye
                                                Services Limited Partnership


                                               ________________________________
                                               Peter A. Bailey
                                               Vice President


                                    TENANT:    OBJECT DESIGN, INC.


                                               ________________________________

                                               ________________________________
                                               Please print name and title

                                                                   EXHIBIT 10.12

                            DATE OF LEASE EXECUTION:
                          (To be Completed by Landlord)


                                    ARTICLE I
                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO:      Each reference in this Lease to any of the
                                    following subjects shall be construed to incorporate the data stated for that subject in Section 1.1:

LANDLORD:  25 MALL ROAD TRUST
MANAGING AGENT:  SPAULDING AND SLYE COMPANY
LANDLORD'S & MANAGING AGENT'S ADDRESS:               c/o Spaulding and Slye
Company
                                                     25 Burlington Mall Road
                                                     Burlington, MA  01803
                                                     Attention:  Treasurer

LANDLORD'S REPRESENTATIVE: Lauren M. Murphy

TENANT: OBJECT DESIGN, INC.

TENANT'S ADDRESS (For notice and Billing): 25 BURLINGTON MALL ROAD,

BURLINGTON, MA 01803

TENANT'S REPRESENTATIVE: TIMOTHY J. ALLEN, VICE PRESIDENT, CHIEF FINANCIAL
OFFICER

BUILDING ADDRESS:  25 BURLINGTON MALL ROAD, BURLINGTON, MA  01803

RENTABLE FLOOR AREA OF TENANT'S SPACE: 45,815 Square Feet (r.s.f.) approximately

TOTAL RENTABLE FLOOR AREA OF BUILDING: 277,647 Square Feet (r.s.f.)
approximately

TENANT'S DESIGN COMPLETION DATE: August 23, 1993

SCHEDULED TERM COMMENCEMENT DATE: NOVEMBER 19, 1993

TERM EXPIRATION DATE: NOVEMBER 30, 2001 APPROXIMATE TERM: 8 YEARS

ANNUAL BASE RENT:          Per Rentable Square Foot (p.r.s.f.) (SUBJECT TO
                           ADJUSTMENT PER EXHIBIT B ATTACHED)

ANNUAL ESTIMATED OPERATING COSTS: $2,012,940.75 for the Building $7.25
(p.r.s.f.)


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
ANNUAL ESTIMATED ELECTRICAL COSTS TO TENANT'S SPACE (included in Annual Rent):
$38,942.75  $0.85 (p.r.s.f.)

OTHER: N/A for the Building: $          = (p.r.s.f.)


ANNUAL RENT: $               (Subject to an Annual Adjustment as provided in

Article IV), computed as follows:

ANNUAL RENT: $               Annual Base Rent (p.r.s.f.) + $7.25 Annual
Estimated Operating Costs (p.r.s.f.) + $0.85 Annual Estimated Electrical Costs to Tenant's Space (p.r.s.f.) + N/A Other (p.r.s.f.) = $

Total Rate (p.r.s.f.) x 45,815 rentable square feet = $

Annual Rent

FIRST FISCAL YEAR FOR TENANT'S PAYING OPERATING COST ESCALATION:  YEAR
ENDING: DECEMBER 31, 1995

SECURITY DEPOSIT:  $                           GUARANTOR:

TENANT IMPROVEMENT REIMBURSEMENT TO LANDLORD: See Exhibit B, Rider to Lease,

Item 3

PERMITTED USES: GENERAL OFFICE USE

PUBLIC LIABILITY INSURANCE: BODILY INJURY: $2,000,000
PROPERTY DAMAGE: $1,000,000

SPECIAL PROVISIONS: SEE EXHIBIT B, RIDER TO LEASE

1.2 EXHIBITS

         The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         Exhibit A - Plan showing Tenant's Space.
         Exhibit B - Riders (if applicable).
         Exhibit C - Specifications of Leasehold Improvements and Tenant Layout
                     (if applicable).
         Exhibit D - Landlord's Services.
         Exhibit E - Rules and Regulations.
         Exhibit F - Fair Market Rent Appraisal Method.


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
1.3 TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I         REFERENCE DATA................................................................................  1

ARTICLE II        PREMISES AND TERM.............................................................................  5
         2.1      PREMISES......................................................................................  5
         2.2      TERM..........................................................................................  5

ARTICLE III       CONSTRUCTION..................................................................................  6
         3.1      INITIAL CONSTRUCTION..........................................................................  6
         3.2      PREPARATION OF PREMISES FOR OCCUPANCY.........................................................  7
         3.3      GENERAL PROVISIONS APPLICABLE: TO CONSTRUCTION................................................  8
         3.4      REPRESENTATIVES...............................................................................  9

ARTICLE IV        RENT..........................................................................................  9
         4.1      RENT..........................................................................................  9
         4.2      OPERATING COSTS; ESCALATION...................................................................  9
         4.3      ESTIMATED ESCALATION PAYMENTS................................................................. 11
         4.4      CHANGE OF FISCAL YEAR......................................................................... 11
         4.5      PAYMENTS...................................................................................... 11

ARTICLE V         LANDLORD'S COVENANTS.......................................................................... 12
         5.1      LANDLORD'S COVENANTS DURING THE TERM.......................................................... 12
                  5.1.1    Building Services.  ................................................................. 12
                  5.1.2    Additional Building Services.  ...................................................... 12
                  5.1.3    Repairs.  ........................................................................... 12
                  5.1.4    Quiet Enjoyment.  ................................................................... 12
                  5.1.5    Food Service.  ...................................................................... 12
                  5.1.6    Landlord's Property Insurance.  ..................................................... 13
         5.2      INTERRUPTIONS................................................................................. 13

ARTICLE VI        TENANT'S COVENANTS............................................................................ 14
         6.1      TENANT'S COVENANTS DURING THE TERM............................................................ 14
                  6.1.1    Tenant's Payments.  ................................................................. 14
                  6.1.2    Repairs and Yielding Up.  ........................................................... 14
                  6.1.3    Occupancy and Use.  ................................................................. 14
                  6.1.4    Rules and Regulations.  ............................................................. 15
                  6.1.5    Safety Appliances.  ................................................................. 15
                  6.1.6    Assignment and Subletting.  ......................................................... 15
                  6.1.7    Indemnity.  ......................................................................... 16
                  6.1.8    Tenant's Liability Insurance.  ...................................................... 16
                  6.1.9    Tenant's Worker's Compensation Insurance.  .......................................... 16
                  6.1.10   Landlord's Right of Entry.  ......................................................... 16
                  6.1.11   Loading.  ........................................................................... 16
                  6.1.12   Landlord's Costs.  .................................................................. 16
                  6.1.13   Tenant's Property.  ................................................................. 17
                  6.1.14   Labor or Materialmen's Liens.  ...................................................... 17


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

                  6.1.15   Changes or Additions.  .............................................................. 17
                  6.1.16   Holdover.  .......................................................................... 17

ARTICLE VII       CASUALTY AND TAKING........................................................................... 17
         7.1      CASUALTY AND TAKING........................................................................... 17
         7.2      RESERVATION OF AWARD.......................................................................... 18

ARTICLE VIII      RIGHTS OF MORTGAGEE........................................................................... 18
         8.1      PRIORITY OF LEASE............................................................................. 18
         8.2      MORTGAGEE PROTECTION CLAUSE................................................................... 19
         8.3      NO PREPAYMENT OR MODIFICATION, ETC............................................................ 19
         8.4      NO RELEASE OR TERMINATION..................................................................... 19
         8.5      CONTINUING OFFER.............................................................................. 19
         8.6      MORTGAGEE'S APPROVAL.......................................................................... 20

ARTICLE IX        DEFAULT....................................................................................... 20
         9.1      EVENTS OF DEFAULT............................................................................. 20
         9.2      TENANT'S OBLIGATIONS AFTER TERMINATION ........................................................21

ARTICLE X         MISCELLANEOUS................................................................................. 21
         10.1     NOTICE OF LEASE............................................................................... 21
         10.2     RELOCATION.................................................................................... 21
         10.3     NOTICES FROM ONE PARTY TO THE OTHER........................................................... 22
         10.4     BIND AND INURE................................................................................ 22
         10.5     NO SURRENDER.................................................................................. 22
         10.6     NO WAIVER, ETC................................................................................ 22
         10.7     NO ACCORD AND SATISFACTION.................................................................... 22
         10.8     CUMULATIVE REMEDIES........................................................................... 23
         10.9     LANDLORD'S RIGHT TO CURE...................................................................... 23
         10.10    ESTOPPEL CERTIFICATE.......................................................................... 23
         10.11    WAIVER OF SUBROGATION......................................................................... 23
         10.12    ACTS OF GOD................................................................................... 24
         10.13    BROKERAGE..................................................................................... 24
         10.14    SUBMISSION NOT AN OFFER....................................................................... 24
         10.15    APPLICABLE LAW AND CONSTRUCTION............................................................... 24
         10.16    TENANT CONDENSER WATER SYSTEM CHARGES......................................................... 25

ARTICLE XI        SECURITY DEPOSIT.............................................................................. 25
         11.1     SECURITY DEPOSIT.............................................................................. 25
         11.2     LETTER OF CREDIT.............................................................................. 26
         11.3     LETTER OF CREDIT AS SECURITY.................................................................. 26


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
                                   ARTICLE II
                                PREMISES AND TERM

2.1 PREMISES

         Subject to and with the benefit of the provisions of this Lease relating to the parcel on which the Building is located (the "Lot"), Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the "Premises."

         Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on the Lot, including the parking facility, if any, on a first-come, first-served basis, to the extent and in the location from time to time designated by Landlord, and (b) the building service fixtures and equipment serving the Premises.

         Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building and (b) to alter or relocate any commercial facilities, it being understood that if any parking spaces are provided, the same may be relocated on or off the Lot from time to time by Landlord, provided that in all events substitutions are substantially equivalent in usefulness to Tenant.

2.2 TERM

         To have and to hold for a period (the "Term") commencing on the earliest of (a) if Landlord is not obligated to perform construction work, on the Scheduled Term Commencement Date, or (b) if Landlord is obligated to perform construction work pursuant to Exhibit C, on the date on which the Premises are deemed ready for occupancy as provided in Section 3.2, and (c) in all events, the date on which Tenant occupies all or any part of the Premises for the purpose of carrying on Tenant's business (whichever of said dates is appropriate being hereafter referred to as the "Commencement Date"), and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or
7.1 or in Article IX. Landlord and Tenant will execute, upon request of either, a certificate acknowledging the Commencement Date of this Lease once such commencement date has occurred.

         Notwithstanding anything to the contrary provided herein, in the event that the Commencement Date has not occurred on or prior to November 19, 1993, and further provided that any such delay in the Commencement Date is due to any delay within Landlord's control, Tenant shall not be required to take occupancy of the Promises, and the Commencement Date shall not occur until January 15, 1994; In the event that any such delay in the Commencement Date is due to any delay caused by municipal authorities, then the Commencement Date shall not occur until December 15, 1993 and rent in the amount of $44,814.00 shall be amortized over the initial forty-eight (48) months of the Term at an annual interest rate of ten percent (10%) payable monthly with installments of Annual Rent and further provided that the Term Expiration Date shall be extended one
(1) month to December 31, 2001; in the event any such delay in the Commencement Date is due to any delay caused by Tenant, then the Commencement Date shall remain at November 19, 1993.


                                   ARTICLE III
                                  CONSTRUCTION

3.1 INITIAL CONSTRUCTION

         Subject to Paragraph 3 of Exhibit 8, on or before Tenant's Design Completion Date, if such date is indicated in Section 1.1 Tenant shall provide to Landlord for approval complete sets of construction drawings and specifications (the "Complete Plans") Prepared by Landlord's architect or an architect approved by Landlord and Landlord's engineer, including but not limited to:

         a.       Furniture and Equipment Layout Plans
         b.       Dimensioned Partition Plans
         c.       Dimensioned Electrical and Telephone Outlet Plans
         d.       Reflected Ceiling Plans
         e.       Door and Hardware Schedules
         f. Room Finish Schedules including wall, carpet and floor tile colors
         g.       Electrical, mechanical and structural engineering plans
         h. All necessary construction details and specifications for work not specified in Exhibit C.

         Landlord and Tenant shall initial the Complete Plans after the same have been submitted by Tenant and approved by Landlord.

         All of Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations. Except for installation of furnishings and the installation of telephone outlets which must be performed by a local telephone company at Tenant's direction and expense, all work described in the Complete Plans (the "Leasehold Improvements") shall be performed by Landlord's general contractor, Spaulding and Slye Construction Company, Incorporated.

         Tenant shall pay to Landlord as additional rent a sum equal to all costs incurred by Landlord on account of the Leasehold improvements (excluding, however, the Tenant Allowance, but including in the costs so incurred the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of the costs of work not covered by the Tenant Allowance), hereinafter called "Tenant Improvement Reimbursement to Landlord" or "TIR." Tenant shall pay to Landlord fifty percent (50%) of the TIR prior to Landlord's commencement of construction of the Leasehold Improvements, and thereafter as construction of the Leasehold Improvements progresses, on submission by Landlord to Tenant of a statement on or about the first day of each month showing construction and design costs incurred. Such statements shall be accompanied by a certificate of Landlord's Contractor that all payments then due to laborers, materialmen and subcontractors have been made, less the aggregate amount of prior monthly progress payments made by Tenant. On the earlier of occupancy or the Commencement Date, Tenant shall pay to Landlord a sum equal to the unpaid balance of TIR. In addition to paying TIR as above provided, Tenant shall pay an amount equal to all costs incurred by Landlord as a result of any change orders signed by Tenant and Landlord affecting the Complete Plans, including the cost to Landlord of Landlord's Contractor's overhead and profit equal to 15% of those costs exclusive of overhead and profit. Amounts due and payable on account of such change occurs shall be included in the monthly statements relating to TIR provided for above, and Tenant shall pay therefor in accordance with each such statement within thirty (30) days, and in all events by the Commencement Date.

         Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal off ice use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which wail delay completion of the Premises or the Building. All changes and additions shall be part of the Building except such items as by writing at the time of approval the parties agree either shall be removed by Tenant on termination of this Lease, or shall be removed or left at Tenant's election.

3.2 PREPARATION OF PREMISES FOR OCCUPANCY

         Landlord shall prepare the Premises for Tenant's occupancy by constructing the improvements in accordance with the plans and specifications listed in section 3.1 and in Exhibit C attached hereto and the Complete Plans, and the working drawings to be prepared by The Kuhn Group and Kodis Associates. Landlord shall use its diligent efforts to substantially complete (as hereinafter defined) the construction of improvements to the Premises by November 19, 1993 provided that (a) Landlord has received the Complete Plans by August 23, 1993 and that there are no material changes to the Complete Plans, and (b) such date shall be extended for a period equal to that of any delay due to governmental regulations, unusual scarcity of or inability to obtain labor or materials, labor difficulties beyond Landlord's reasonable control and not reasonably anticipated.

         Landlord agrees to cooperate with Tenant with the objective of avoiding labor disruptions with respect to the installation of telephone and computer facilities provided non-union labor is utilized.

         The construction in the Premises shall be "substantially complete" when the work has been sufficiently completed in accordance with the Complete Plans so that Tenant can occupy and utilize the Premises for its intended use and so that the completion of punch list items can be effected within sixty days (subject to seasonal items), each without material interference with Tenant's use and occupancy of the Premises. Landlord shall notify Tenant when Landlord determines that the Premises are substantially complete. As soon as is practicable thereafter, but in no event later than ten days after Tenant's receipt of such notice, Landlord and Tenant shall jointly inspect the Premises and Landlord and Tenant shall prepare and approve a list of items to be completed or corrected (the "Punch List").

         Landlord shall complete or correct, or cause the completion or correction of the items on the Punch List within sixty days of the date of such inspection. If such inspection determines that the Premises are not substantially complete, Landlord shall undertake to substantially complete the Premises and notify Tenant in accordance with the terms thereof, when the Premises are in fact substantially complete, at which time the Premises shall be reinspected and the Punch List updated.

         Notwithstanding the foregoing, should Tenant not participate in the inspection, or having participated should there be a dispute regarding whether the Premises are substantially complete, the Premises shall be deemed substantially complete on the date on which the Leasehold improvements, as specified in Exhibit C and in the Complete Plans, are substantially complete (i) as certified by the Landlord's architect and (ii) as evidenced by the issuance of the Certificate of Occupancy by the Building Inspector; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with the provisions of Section 3.1 of this Lease, then the Premises shall be deemed substantially complete on the date the Premises would have been complete but for Tenant's delay.

         Landlord shall permit Tenant access for installing equipment and furnishings in the Premises Prior to the Term if it can be done without material interference with completion of the Building or remaining portions of the Leasehold Improvements.

         In the event of Tenant's failure to comply with the provisions of
Section 3.1 to submit information or to deliver construction drawings and specifications which meet Landlord's approval, Landlord may, at Landlord's option, exercisable by notice to Tenant, either (a) terminate this Lease on the date specified in said notice to Tenant, and upon such termination Landlord shall have all the rights provided in Article IX of this Lease in the event of Tenant's default or (b) assess Tenant liquidated damages in an amount equal to the Annual Rent divided by 365 for each day such failure continues, which damages shall be paid to Landlord on the Commencement Date. Notwithstanding the foregoing provisions, if the Premises are not deemed ready for occupancy as determined by receipt of a Certificate of Occupancy within 4" 90 days after the Scheduled Term Commencement Date for whatever reason, other than Tenant's default, Tenant may elect to cancel this Lease at any time thereafter while the Premises are not deemed, ready for occupancy by giving notice to Landlord of such cancellation which shall be effective when given, it being understood that said election shall be Tenant's sole remedy at law or in equity for Landlord's failure to nave the Premises ready for occupancy.

3.3 GENERAL PROVISIONS APPLICABLE: TO CONSTRUCTION

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Section 3.1 shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord prior to such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within 30 days after they are deemed ready for occupancy as determined by receipt of a Certificate of Occupancy as provided in Section 3.2, a certificate of completion by a licensed architect or registered engineer and the issuance of a Certificate of Occupancy by the Town of Burlington shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements. Landlord agrees to repair or correct any item of construction which do not comply with the Complete Plans, Exhibit C or any other provision of this lease if Landlord receives notice of such defects on or before the first anniversary date of the Commencement Date; however, in no event shall Landlord be required to repair or correct any items referenced above if such defect occurs beyond the manufacturer's warranty period.

3.4 REPRESENTATIVES

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article Ill upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the party relying.


                                   ARTICLE IV
                                      RENT

4.1 RENT

         Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), equal to 1/12th of the Annual Rent in equal installments in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2 OPERATING COSTS; ESCALATION

         Tenant's proportionate share of the Annual Estimated Operating Costs shall be determined by multiplying Annual Estimated Operating Costs by a fraction, the numerator of which is the Rentable Floor Area of Tenant's Space, and the denominator of which is the Total Rentable Floor Area of the Building.

         With respect to the First Fiscal Year for Tenant's Paying Operating Cost Escalation, or fraction thereof, and any fiscal year or fraction thereof thereafter, Tenant shall pay to Landlord, as additional rent, Operating Cost Escalation (as defined below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable after the end of each Fiscal Year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding Fiscal Year or traction thereof, as the case may be, Landlord's Operating Costs,

         EXCLUDING the interest and amortization on mortgages for the Building and Lot or leasehold interests therein and the cost of special services rendered to tenants (including Tenant) for which a special charge is made,

         BUT INCLUDING, without limitation: real estate taxes on the Building and Lot: installments and interest on assessments for public betterments or public improvements; expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; premiums for insurance; fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and Lot; all utility charges not billed directly to tenants by Landlord or the utility; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and Lot (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered) rent paid by the managing agent or imputed cost equal to the loss of rent by Landlord for making available to the managing agent space for a Building office on the ground floor or above; if the Building shares common areas or facilities with another building or buildings, the Buildings' pro rata share (as reasonably determined by Landlord) of the cost of cleaning, operating, managing (including the cost of the management office for such buildings and facilities), maintaining and repairing such common areas and facilities; and all other reasonable and necessary expenses paid in connection with the cleaning, operating, managing, maintaining and repairing of the Building and Lot, or either, and properly chargeable against income, it being agreed that if Landlord installs a new or replacement capital item for the purpose of reducing Landlord's Operating Costs, the cost thereof as reasonably amortized by Landlord, with interest at the average prime commercial rate in effect from time to time at the three largest national banks in Boston, Massachusetts on the unamortized amount, shall be included in Landlord's Operating Costs. Landlord's Statement shall also show the average number of square feet of the Building which were occupied for the preceding fiscal year or fraction thereof.

         "Operating Cost Escalation" shall be equal to the difference, it any, between: (a) the product of Landlord's Operating Costs as indicated in Landlord's Statement and a traction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be one-half of the Total Rentable Floor Area of the Building plus one-half of the average number of such square feet as are occupied during such fiscal year or fraction thereat however, in no event shall the denominator be less than 90% of the Total Rentable Floor Area of the Building) and (b) the product of the Annual Estimated Operating Costs (as reduced pursuant to this Section 4.2) and a fraction, the numerator of which shall be the Rentable Floor Area of Tenant's Space and the denominator of which shall be the Total Rentable Floor Area the Building.

         If the management fee is reduced by reason of a tenant's default in the payment of Annual Rent or additional rent, Landlord shall reduce the Annual Estimated Operating Costs by the amount of such reduction in the management fee. In case of special services which are not rendered to all areas on a comparable basis, the proportion allocable to the Premises shall be the same proportion which the Rentable Floor Area of Tenant's Space bears to the total rentable floor area to which such service is so rendered (such latter area to be determined in the same manner as the Total Rentable Floor Area of the Building).

         The term "real estate taxes" as used above shall mean all taxes of ,very kind and nature assessed by any government authority on the Lot, the Building and improvements, or both, which the Landlord shall become obligated to pay because of or in connection the ownership, leasing and operation of the Lot, the Building and improvements, or both, subject to the following: There shall be excluded from such taxes all income taxes, excess profits taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or, any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot. Building, and improvements, or both, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes".

         Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

         The Tenant or any of its agents may review Landlord's financial records relating to all charges to Tenant under this Lease, at Landlord's and managing Agent's office during normal business hours upon 30 days written advance notice and at Tenant's sole expense.

4.3 ESTIMATED ESCALATION PAYMENTS

         If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, Estimated Monthly Escalation Payments equal to 1/12th of the estimated Operating Cost Escalation for the respective fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement is delivered to Tenant. Landlord may adjust such Estimated Monthly Escalation Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Escalation Payment.

4.4 CHANGE OF FISCAL YEAR

         Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section 4.4 shall be appropriately apportioned. In all Landlord's Statements rendered under this
Section 4.4, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall ne included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.5 PAYMENTS

         All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Rent or additional rent or on account of leasehold improvements is paid more than 5 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE V
                              LANDLORD'S COVENANTS

5.1 LANDLORD'S COVENANTS DURING THE TERM

         Landlord covenants during the Term:

         5.1.1 Building Services. To furnish, through Landlord's employees or independent contractors, the services listed in Exhibit D.

         5.1.2 Additional Building Services. To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates from time to time established by Landlord to be paid by Tenant.

         5.1.3 Repairs. Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building including

Building utility systems as may be necessary to keep them in serviceable condition consistent with the standard of maintenance for a first class office building.

         5.1.4 Quiet Enjoyment. That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

         5.1.5 Food Service. Landlord may provide, within the building, a food service facility of a size, type, location and serving capacity as Landlord shall deem suitable, in its sole discretion. In the event Landlord elects to provide a food service facility, then the facility will serve a luncheon meal and, at Landlord's election, a breakfast meal or some other breakfast food and beverage service, five days per week excluding weekends and holidays. All losses incurred by Landlord in operating the food service facility during any fiscal year (the "Food Service Losses") shall be added to the Landlord's Operating Costs for the year in which such losses were incurred for the purpose of calculating the Operating Costs Escalation pursuant to Section 4.2; provided, however, that the amount of such food service losses added to Landlord's Operating Costs in any one year shall not, except as otherwise set forth below, exceed one percent of the sum of Annual Rent and additional rent from all tenants in the building. All profits realized by the Landlord in operating the food service facility during any fiscal year (the "Food Service Profits") shall be credited against the Landlord's Operating Costs for such year. For the purposes of this Section 5.1.5, the Food Service Profits or Losses for any year shall be calculated by deducting from the gross receipts of the food service (as hereinafter defined) all expenses of operation (as hereinafter defined). Gross receipts of the food service as used herein are defined to mean the total amount in dollars of the actual prices charged, in cash, for food and beverages served at the facility, excluding sums collected for any sales tax or excise tax. The Expense of Operation of the food service shall mean all expenses of operating the food service facility, including without limitation, salaries, wages, employment taxes and fringe benefits, food service administrative costs, food costs, concessionaire's fees, operating costs, equipment maintenance and repair costs, if any.

         If during any six-month period, the mathematical average of the number of luncheon meals served by the food service facility per day is fewer than 300, or the Food Service Losses incurred by the Landlord in operating the food service facility during such six-month period exceed $25,000, then the Landlord shall have the right and option, in its sole discretion, to take any steps necessary to reduce or eliminate the losses (including without limitation, modification or termination of the food service), unless one hundred percent (100%) of the tenants occupying the building agree that Landlord's Operating Costs hereunder for the Purpose of calculating the Operating Expense Escalation shall include one hundred percent (100%) of the food Service Losses, without limitation.

         The terms of this Section 5.1.5 shall not apply to any restaurant or other food service facility which leases space in the Building as a tenant and is not owned, operated or controlled by Landlord.

         Landlord reserves the right to approve any tenant's use of a food service operator other than the Landlord's food service operator, if any, such approval will not be unreasonably withheld.

         5.1.6 Landlord's Property Insurance. During the Term, Landlord shall maintain a policy of insurance covering loss or damage to the Premises, which policy or policies shall include protection from rental loss, coverage for operating expenses resulting from loss or damage to the Premises and protection from such other hazards (i) as are normally insured in the industry and (ii) as are required to be insured against by Landlord's lender(s). Such insurance shall be in an amount at least equal to the full replacement cost of the Premises as the same may change from time to time. All proceeds under such policies shall be payable exclusively to Landlord.

5.2 INTERRUPTIONS

         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or Lot, or for interruption or termination (by reason of any cause reasonably beyond Landlord's control, including without limitation, loss of any applicable license or governmental approval), of the food service provided by Landlord pursuant to
Section 5.1.5, or for excessive losses pursuant to Section 5.1.5. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's I)art, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor Shall the same give rise to a claim in tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord shall use reasonable efforts in case of power losses or shortages or repairs to restore the services required to be provided under this Lease. However Landlord agrees to use its best efforts to diligently remedy the situation and minimize the disruption to Tenant's business.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient to comply with applicable codes, rules, regulations or standards.


                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1 TENANT'S COVENANTS DURING THE TERM

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         6.1.1 Tenant's Payments. To pay when due (a) all Annual Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for telephone and other utility services (including service inspections therefor) rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, and (d) as additional rent, all charges to Landlord for services rendered pursuant to
Section 5.1.2 hereof.

         6.1.2 Repairs and Yielding Up. Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in the same order, repair and condition as on the Commencement Date or as items may be put in during the Term, reasonable wear damage by casualty or eminent domain only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and any items, the removal of which is required by agreement or specified herein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

         6.1.3 Occupancy and Use. Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Premises, Building, or Lot; and not to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any hazardous substances or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of hazardous substances in or on the Premises or dispose of hazardous substances from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. SectionSection 6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to store or dispose of hazardous substances on the Premises without first submitting to Landlord a list of all such hazardous substances and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health, and other codes, regulations, ordinances or laws applicable to Tenant's specific use of the Premises as opposed to those applicable to the use of the Building as a whole. "Hazardous substances" as used in this paragraph shall mean "'hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulations adopted pursuant to said Act. Notwithstanding anything to the contrary provided in this Lease, Tenant shall have the right, without notice or approval from Landlord, to store and use on the Premises such quantities of hazardous substances as are customarily found on premises used for General Office purposes, provided that such storage and use complies with all legal requirements.

         6.1.4 Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit E and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. The Rules and Regulations shall be uniformly applied to and enforced against all Tenants in the Building.

         6.1.5 Safety Appliances. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses. Landlord warrants and represents that when the work contemplated by the Complete Plans is substantially completed, the Premises will comply with all then applicable legal requirements.

         6.1.6 Assignment and Subletting. Not without the prior written consent of Landlord which consent shall not be unreasonably withheld, to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law; as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance small operate 6.1.7 as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. Landlord's consent to assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default under this Lease and such assignee or subtenant pays therefor the greater of the Annual Rent and additional rent then payable hereunder, or the then fair market rent for the Premises. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay 50% of said excess to Landlord net of all reasonable costs incurred by Tenant in entering into such sublease or assignment as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than 50% of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall not be less than 30 or more than 60 days after the date of such notice.

         If, at any time during the Term of this Lease, Tenant is: (i) a corporation or a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or (ii) a partnership or association or otherwise not a natural person (and is not a corporation or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant, Tenant shall so notify Landlord.

         6.1.7 Indemnity. To defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other parry having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorney's fees and expenses) causes of action, suits, claims, demands or judgements of any nature arising from (i) injury to or death or any person, or damage to or loss of property, on the Premises, or connected with the use, condition or occupancy thereof unless caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease, or (iii) any act, fault, omission or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees.

         6.1.8 Tenant's Liability Insurance. To maintain public liability insurance on the Premises indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss or property, on the Premises or connected with the use, condition or occupancy thereof unless caused by the negligence of Landlord or its servants or agents,
(ii) violation of this Lease, or (iii) any act, fault or omission, or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance, and to furnish Landlord with certificates thereof.

         6.1.9 Tenant's Worker's Compensation Insurance. To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

         6.1.10 Landlord's Right of Entry. To permit Landlord and Landlord's agents entry upon reasonable notice to Tenant other than in the case of an emergency: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the 12 months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

         6.1.11 Loading. Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of 50 sounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

         6.1.12 Landlord's Costs. In case Landlord shall be made party to any litigation commenced by or against Tenant or by of against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation, and, as additional rent, also to pay afl such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease. In the event of litigation between the parties, the prevailing party's reasonable legal fees and expenses shall paid by the losing party.

         6.1.13 Tenant's Property. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence of Landlord.

         6.1.14 Labor or Materialmen's Liens. To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to bond or discharge any such liens which may so attach.

         6.1.15 Changes or Additions. Not to make any material changes or additions to the Premises without Landlord's prior written consent, provided that Tenant shall reimburse Landlord for all costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided, further, that, in order to protect the functional integrity of the Building, all such changes and additions shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld.

         6.1.16 Holdover. To pay to Landlord the greater of one and one-half times (150%) the total of the Annual Rent and additional rent then applicable for such month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof; the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.


                                   ARTICLE VII
                               CASUALTY AND TAKING

7.1 CASUALTY AND TAKING

         In case during the Term all or any substantial part of the Premises, Building, or Lot or any one or more of them, are damaged materially by fire or any other cause, or by action of the public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice to Tenant within 30 days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than 30 nor more than 60 days after the date of notice of such termination. If in any such case the Premises are rendered unfit for use and occupation and the Lease is not terminated, Landlord shall use due diligence to put the Premises, or, in case of a taking, what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required or permitted to remove) into proper condition for use and occupation to the extent Permitted by the net award of insurance or damages available to Landlord, and a just proportion of the Annual Rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

         Tenant may, by notice given to Landlord within 30 days after the date of any casualty or taking which renders the Premises unsuitable for the uses permitted hereunder, notify Landlord of its desire to terminate this Lease. If such a notice is given, this Lease shall terminate 90 days after such notice is given unless, within 90 days of the giving of such notice, Landlord delivers to Tenant its certifications (a "Landlord's Restoration Certification") that the Landlord intends to restore the Premises to substantially the condition they were in prior to such casualty or taking within 270 days of the event giving rise to such notice (the "Outside Restoration Date"). Unless terminated pursuant to the foregoing provision, this Lease shall remain in full force and effect following any casualty or taking; subject, however, to Landlord's termination right set forth above, and subject further to the additional right of Tenant to terminate this Lease if the restoration of the Premises has not occurred by the Outside Restoration Date (such date being extended by the number of days, not to exceed 90 in the aggregate, specified in a notice or notices given from time to time by Landlord to Tenant prior to the then applicable Outside Restoration Date, of delays in completion attributable to the occurrence of an event of force majeure). Tenant may not exercise such additional right to terminate this Lease except within 30 days after the Outside Restoration Date (as so extended by such a notice or notices).

7.2 RESERVATION OF AWARD

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building or Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and hereby irrevocably designates and appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.


                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1 PRIORITY OF LEASE

         This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust.

8.2 MORTGAGEE PROTECTION CLAUSE

         Tenant agrees to give any Mortgagees and/or Trust/Deed Holders by Registered Mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of Such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease; then the Mortgagees and/or Trust Deed Holders shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such sixty (60) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

8.3 NO PREPAYMENT OR MODIFICATION, ETC.

         Tenant shall not pay Annual Rent, additional rent, or any other charge more than 10 days prior to the due date thereof. No prepayment of Annual Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.4 NO RELEASE OR TERMINATION

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of whom Tenant has received notice, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to imposes any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.5 CONTINUING OFFER

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiting an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII. Landlord agrees to use reasonable efforts to obtain a Non-Disturbance Agreement on behalf of Tenant.

8.6 MORTGAGEE'S APPROVAL

         Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless Landlord gives Tenant written notice within 30 business days after the date hereof that such holder or issuer, or both, disapprove this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 8.6 shall be of no further force or effect.


                                   ARTICLE IX
                                     DEFAULT

9.1 EVENTS OF DEFAULT

         If any default by Tenant continues after notice, in case of Annual Rent, additional rent, Tenant Improvement Reimbursement or any other monetary obligation to Landlord for more than 10 days after receipt by Tenant of notice from Landlord of such default, or in any other case for more than 30 days after receipt by Tenant of notice from Landlord of such default and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in 30 days and Tenant diligently endeavors to cure such default: or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant and is not dismissed within 30 days; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies Permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at Public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from tenant, if any, and pay over the balance, if any, to Tenant.

9.2 TENANT'S OBLIGATIONS AFTER TERMINATION

         In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term. In calculating the rent reserved, there shall be included, in addition to the annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of repairing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgement considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid; Landlord agreeing hereby to make reasonable efforts to relet the Premises.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, to less than the amount of the loss or damages referred to above.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 NOTICE OF LEASE

         Upon request of either party, Loth parties shall execute and deliver, a short form of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2 RELOCATION

         [Crossed out]

10.3 NOTICES FROM ONE PARTY TO THE OTHER

         All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to the Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.4 BIND AND INURE

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.5 NO SURRENDER

         The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6 NO WAIVER, ETC.

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7 NO ACCORD AND SATISFACTION

         No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8 CUMULATIVE REMEDIES

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9 LANDLORD'S RIGHT TO CURE

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises upon reasonable notice and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then average prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10 ESTOPPEL CERTIFICATE

         Tenant and Landlord each agree, time to time, upon not less than 15 days' prior written request by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect; that (in the case of a Tenant estoppel) Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and staring the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant To this Section
10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of the premises which include the Premises or any prospective assignee of any such mortgagee.

10.11 WAIVER OF SUBROGATION

         Any insurance carried by either parry with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12 ACTS OF GOD

         In any case where either parry hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil Commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.13 BROKERAGE

         Tenant represents and warrants that it has dealt with no broker in connection with this transaction other than Spaulding and Slye Colliers Limited ParTnership and agrees to defend, with counsel approved by Landlord, indemnify and save Landlord harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than Spaulding and Slye Colliers Limited Partnership with respect to Tenant's dealings in connection with this Lease.

10.14 SUBMISSION NOT AN OFFER

         The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15 APPLICABLE LAW AND CONSTRUCTION

         This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to, any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

         There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one Tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.16 TENANT CONDENSER WATER SYSTEM CHARGES

         The Building is equipped with a separate tenant condenser water system to accommodate the special HVAC requirements of tenants.

         The initial charge for tying into the tenant condenser water system, (the "hook-up charge") shall be equal to $ 1,000 per ton of capacity connected, payable within 30 days of Landlord's notice that the hook-up has been performed.

         The annual operating charge for using the tenant condenser water system (the "Annual Cooling Operating Charge") shall be equal to $365 per ton of capacity connected and is payable as additional rent to Landlord, in equal monthly installments in accordance with Article IV of the Lease. The Annual Cooling Operating Charge shall be subject to escalation for any increases in energy, maintenance and/or labor costs incurred by Landlord with respect to the operation and maintenance of such system.

         In the event that Tenant disconnects from the tenant condenser water system, the costs associated therewith shall be borne by Tenant.

         Landlord reserves the right to refuse access to the tenant condenser water system in its reasonable judgement based on the capacity of such system that is available and/or the amount of capacity that tenant requires.


                                   ARTICLE XI
                                SECURITY DEPOSIT

11.1 SECURITY DEPOSIT

         Landlord acknowledges receipt from Tenant of the Security Deposit, to be held by Landlord, as security, without interest, for and during the Term, which deposit shall be returned to Tenant, pursuant to the terms of Section 11.2 hereunder, provided exists no breach of any undertaking of Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the SecuritY Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

11.2 LETTER OF CREDIT

         Notwithstanding anything to the foregoing, Tenant may, at Tenant's sole cost and expense, deliver to Landlord an irrevocable and unconditional letter of credit in the face amount of the Security Deposit, as set forth in Article 1.1, in lieu of a cash Security Deposit. Such letter of credit shall be in favor of Landlord with a lending institution satisfactory to Landlord, together with a copy of the issuer's corporate resolution authorizing execution of the letter of credit. The letter of credit shall have an expiration date no earlier than the first anniversary of the Commencement Date, which expiration date shall be automatically extended without amendment for additional periods of one year through the forty-eighth (48th) month from the Commencement Date at which time the Letter of Credit may be reduced to the face amount per the following schedule:

         First day of the forty-ninth (49th) month:     $
         First day of the sixty-first (61st) month:     $
         First day of the seventy-third (73rd) month:   $
         First day of the eighty-fifty (85th) month:    $

and further provided that so long as Tenant is in occupancy of any part of the Premises, unless Landlord notifies the issuer of the Letter of Credit not to so renew the Letter of Credit or the issuer of the letter of credit notifies Landlord in writing that it elects not to renew the letter of credit for such additional period. In the event Landlord is so notified by the issuer, Landlord shall so notify Tenant and Tenant shall, within 15 days after Landlord's notice, deliver to Landlord a replacement letter of credit, such that the first letter of credit or replacement letter of credit shall be in effect at all times. In the event, at any time, Landlord in good faith becomes concerned that the issuer may not be able to honor the letter of credit, Landlord shall so notify Tenant and Tenant shall, within 15 days thereafter, deliver to Landlord a replacement letter of credit, which replacement letter of credit shall become effective no later than expiration of said 15-day period. Any replacement letter of credit shall be issued by a lending institution satisfactory to Landlord, and delivered to Landlord together with a copy of the issuer's corporate resolution authorizing execution of the replacement letter of credit. If Tenant fails to deliver to Landlord a replacement letter of credit with the time limits set forth in this paragraph, it shall be a default under this Lease and Landlord shall be entitled to draw down the full amount of the letter of credit without further notice or demand and retain the proceeds thereof as substitute security, subject to the provisions of Section 11.3. At such time as Tenant is entitled to reduce the amount of the Security Deposit, as more particularly provided in
Section 1.1, Tenant shall have the right to reduce the face value of the letter of credit required hereunder accordingly or to substitute a replacement letter of credit in such amount.

11.3 LETTER OF CREDIT AS SECURITY

         Landlord shall hold the letter of credit as security for the faithful performance and observance beyond applicable cure periods by Tenant of the terms, provisions and conditions of this Lease. It is understood and agreed that if any default by Tenant occurs hereunder, Landlord shall have the right from time to time, without further notice or demand and without prejudice to any other remedy Landlord may have on account thereof, to draw down the letter of credit In the amount of the default; should acid default continue beyond four
(4) months, then Landlord shall have the right, at Landlord's sole discretion to draw down the full amount of the letter of credit, and Landlord may use, apply or retain the whole or any part of the proceeds to the extent required for payment of any Annual Rent of additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of any default by Tenant hereunder, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord. It is agreed that Landlord shall always have the right to apply the proceeds or any part thereof, as aforesaid, without prejudice to any other remedy or remedies which Landlord amy have, or Landlord may pursue any other such remedy or remedies in lieu of applying the proceeds or any part thereat. Tenant shall not have the right to call upon Landlord to apply ail or any part of the proceeds to cure any default or fulfill any obligation of Tenant, such use shall be solely in the discretion of Landlord. The proceeds will be held by Landlord as security and without any obligation to segregate the proceeds from any other funds held by Landlord to accrue interest thereon for the benefit of Tenant. It Landlord shall apply the proceeds or any part thereof, as aforesaid, Tenant shall upon demand restore the letter of credit to the face amount required under the previous paragraph or pay to Landlord the amount necessary to restore the Security Deposit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the letter of credit, or any remaining proceeds, shall be returned to Tenant within 30 days after the expiration of the Term and after delivery of entire possession of the Premises to Landlord unless sooner returned in accordance with the provisions hereof. In the event of a sale or other transfer of the Premises, or leasing of the Premises, Landlord shall transfer the letter of credit, or any remaining proceeds, to the grantee, transferee or lessee (if the letter of credit is not assignable, Tenant shall furnish Landlord's successor with a replacement Letter of credit showing such successor as payee, provided that the original letter of credit then outstanding shall be simultaneously returned to Tenant) and Landlord shall thereupon be released by Tenant from any and all liability with respect to the letter of credit, or any remaining proceeds, its application and return, and Tenant agrees to look solely to the grantee, transferee or lessee. It is further understood that this provision shall also apply to subsequent grantees, transferees and lessees. Tenant further covenants that it will not assign or encumber nor attempt to assign or encumber the letter of credit or its proceeds and that neither Landlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Any assignment or encumbrance of the letter of credit or its proceeds by Tenant shall be null and void and without force or effect at law or in equity.

(SIGNATURE PAGE FOLLOWS)

EXECUTED a sealed instrument in three or more counterparts on the day and year first written above.


                             LANDLORD:     25 MALL ROAD TRUST
                                           By its Agent, Spaulding and Slye
                                             Services Limited Partnership

                                           ____________________________________
                                           Peter A. Bailey
                                           Vice President


                             TENANT:       OBJECT DESIGN, INC.


                                           ____________________________________

                                           ____________________________________
                                           Please print name and title

                                    EXHIBIT B

                                 RIDER TO LEASE

                                     between

                               25 MALL ROAD TRUST

                                       and

                               OBJECT DESIGN, INC.


The following provisions are incorporated as an integral part of the captioned Lease.

1. ANNUAL RENT INCREASE. The Annual Base Rent shall be adjusted as follows:

         For the period November 1, 1995 to October 31, 1998 The Annual Base Rent shall be increased to $11.75/RSF

         For the period November 1, 1998 to November 30, 2001 The Annual Base Rent shall be increased to $13.75/RSF.

2. RENT ABATEMENT. Tenant and Landlord acknowledge that Tenant is currently a tenant under a lease, at One New England Executive Park, Burlington, Massachusetts (the "Current Lease") and that Tenant will be vacating those premises prior to the expiration of the term of the Current Lease in order to occupy the Premises demised under this lease.

         Notwithstanding anything herein to the contrary, Landlord agrees to abate Tenant's Annual Base Rent and additional rent due hereunder in an amount equal to the lesser of (a) $22,000.00 per month or (b) Tenant's rent under the Current Lease, as such rent may be adjusted by Tenant and Tenant's landlord under the Current Lease, commencing upon the Commencement Date of this Lease (or a prorated portion of such rent for the partial initial month should this Lease not commence on the first day of the month) and terminating on March 31, 1994.

         Tenant agrees, within thirty (30) days of each month's abatement, to provide Landlord with copies of Tenant's check for such rent payment accompanied by a copy of an invoice from the Landlord under the Current Lease or other evidence satisfactory to Landlord setting forth the rent payment made by Tenant. In the event Tenant fails to timely provide Landlord with such documentation, Tenant shall not be entitled to any additional monthly abatements to Tenant hereunder, until such time as Tenant provides such documentation to Landlord.

         Tenant agrees not to in any way act or fail to act in such manner which results in Landlord's obligation hereunder being increased, such obligation being limited to Tenant's existing obligation under the Current Lease for the period as defined herein.

3. ADDITIONAL LANDLORD CONTRIBUTION. Landlord agrees to provide Tenant with an allowance of up to $20.00 per rentable square foot to be applied toward the cost of leasehold improvements and architectural and engineering costs to prepare the Complete Plans. Landlord further agrees to amortize up to an additional $2.00 per rentable square foot should Tenant's actual leasehold improvement costs so require, such costs to be amortized over the initial forty-eight (48) months of the Term at an annual interest rate of ten percent (10%) payable monthly with installments of Annual Rent.

4. OPTION OF EARLY TERMINATION. Notwithstanding anything herein to the contrary, provided a) Tenant has not expanded after August 1, 1995 pursuant to Tenant's Right of First Offer hereunder; and b) at the time Tenant exercises its option to terminate and at the effective date of such termination, this Lease is in full force and effect, Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period, and (c) Tenant has not assigned or sublet the Premises or any portion thereof, and Tenant is the then occupant of the entire Premises, Tenant shall have an option to terminate the Lease upon the terms and conditions set forth herein. Tenant shall have a one-time option to terminate this Lease at the end of the initial sixty (60) months of the Term by written notice to Landlord on or before that date which is nine (9) months prior to the expiration of the initial sixty
         (60) months of the Term, provided Tenant includes with said notice payment in an amount equal to (x) seven (7) months rent and additional rent based upon current monthly charges at the time of said notice plus
         (y) the unamortized portion of costs incurred by Landlord on account of Tenant Improvements, including the cost to Landlord of preparing the Complete Plans, and leasing commissions based on an amortization schedule of eight (8) years at a rate of interest of 10% per annum (notice of which costs shall be given to Tenant no later than ninety
         (90) days after the Commencement Date), as a termination payment. If Tenant does not provide both written notice and the termination payment on or before the dates specified herein, this option to terminate the Lease shall be null and void and Tenant shall have no right to so terminate this Lease.

5. OPTION TO EXTEND. Provided that this Lease is in full force and effect, Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease or at the time that Tenant exercises its option to extend the term or at the commencement of such extension term and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period and further provided that Tenant has not assigned or sublet the Premises or any portion thereof, and Tenant is the then occupant of the entire Premises, Tenant shall have the right to extend the Term hereof for one
         (1) additional term of five (5) years, to commence immediately upon the exercise of the initial eight (8) year term, by written notice ("Tenant's Extension Notice") to the Landlord given on or before that date which is nine (9) months prior to the expiration of the initial Term.

         Such extension term shall be upon all of the same terms and conditions as are contained herein except that Annual Rent payable shall be ninety-five percent (95%) of the then applicable fair market rent ("Fair Market Rent") as defined below for the Premises. In the event Landlord and Tenant cannot agree upon the Fair Market Rent within ten
         (10) business days of Landlord's receipt of Tenant's extension notice, then the Fair Market Rent shall be determined pursuant to the Appraisal Method set forth in Exhibit "F" attached hereto and incorporated herein by reference.

         If Tenant does not provide written notice of its option to extend on or before the dates specified herein, Tenant's option to extend shall be null and void and Tenant shall have no right to extend the Term.

6. RIGHT OF FIRST OFFER. Subject to the conditions subsequently set forth, and provided this Lease is in full force and effect, and provided that Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease or at the time Tenant exercises its right of first offer or at the commencement of the term for the Additional Space (as defined herein) and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period, and provided further that Tenant has not assigned or sublet the Premises or any portion thereof and Tenant is the then occupant of the entire Premises, Tenant shall have the Right of First Offer (the "Right of First Offer") to lease the rentable area outlined on Exhibit A-1 (the "Additional Space"). Tenant's right to lease the Additional Space shall arise only upon the expiration of the term of any leases for this rentable area, including extensions or renewals of such leases and shall be subject to such options to extend or expand or rights of first refusal or first offer or similar rights as may be held by any other tenant in the Building, pursuant to the terms of its lease.

         In the event Landlord intends to lease the Additional Space, and this Right of First Offer is applicable in accordance with the foregoing, Landlord shall give written notice to Tenant of the availability of such space for leasing and on what terms Landlord intends to lease such space. Upon receipt of Landlord's notice, Tenant shall have five (5) business days from the date of Landlord's notice to advise Landlord in writing of Tenant's election to exercise its right hereunder. If Tenant fails to notify Landlord within such time period, Tenant shall be deemed to have rejected Landlord's offer and Tenant's right of first offer shall be null and void. If Tenant accepts Landlord's offer, then the Additional Space offered shall be taken by Tenant upon all of the terms and conditions contained in Landlord's offer. If requested by Landlord, Tenant shall execute a new lease or amend the existing Lease to include the Additional Space.

         If Tenant fails to accept Landlord's offer within the time specified herein or rejects Landlord's offer, then this Right of First Offer shall terminate and Landlord shall be free to lease such space in its sole discretion to other parties on substantially the same terms as offered to Tenant.

7. FIRST OPTION TO EXPAND. Provided that this Lease is in full force and effect, Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease or at the time Tenant exercises its option to expand or at the commencement of the term for such expansion space and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period, and further provided that Tenant has not assigned or sublet the Premises or any portion thereof, and Tenant is the then occupant of the entire Premises, Tenant shall have the First Option to Expand exercisable by written notice to Landlord on or before May 1, 1994 to lease the additional premises consisting of approximately 13,963 RSF on the fifth floor and ------ sixth floor in the area shown on Exhibit A-2 attached (the "First Expansion Area"). Tenant and Landlord further agree that the Commencement Date for the First Expansion Area shall be no later than August 1, 1994, or earlier if the First Expansion Area is ready for occupancy.

         If Tenant timely exercises the First Option To Expand, Tenant shall lease the First Expansion Area upon all of the same terms and conditions contained in the Lease except the Rentable Floor Area of Tenant's space which shall be adjusted to include the First Expansion Area and all other sections of the Lease which require corresponding adjustments.

         If Tenant fails to exercise the First Option to Expand in a timely manner, the First Option to Expand shall be null and void and Landlord shall be free to lease the First Expansion Area in its sole discretion to other parties on such terms as Landlord may elect.

         If requested by Landlord, Tenant shall execute a new lease or amend the existing Lease to include the First Expansion Area.

         Time is of the essence in regards to this First Option to Expand.

8. SECOND OPTION TO EXPAND. Provided that this Lease is in full force and effect, Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease or at the time Tenant exercises its Option to Expand or at the commencement of the term for such expansion space and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period, and further provided that Tenant has not assigned or sublet the Premises or any portion thereof, and Tenant is the then occupant of the entire Premises, Tenant shall have the Second Option to Expand exercisable by written notice to Landlord on or before February 1, 1995 to lease a) the additional premises consisting of approximately 13,963 RSF on the fifth floor and sixth floor in the area shown on Exhibit A-2 attached in the event Tenant has not exercised its First Option to Expand hereunder and the space remains available to lease or b) the additional premises consisting of approximately 11,926 RSF on the fifth floor in the area shown on Exhibit A-3 attached (the "Second Expansion Area"). Tenant and Landlord further agree that the Commencement Dale for the Second Expansion Area shall not be prior to May 1, 1995, but in no event shall the Commencement Date for the Second Expansion Area be later than August 1, 1995.

         If Tenant timely exercises the Second Option to Expand, Tenant shall lease the Second Expansion Area upon the terms and conditions that the Landlord is offering comparable space within the building. If Tenant fails to exercise the Second Option to Expand in a timely manner, the Second Option to Expand shall be null and void and Landlord shall be free to lease the Second Expansion Area in its sole discretion to other parties on such terms as Landlord may elect.

         If requested by Landlord, Tenant shall execute a new lease or amend the existing lease to include the Second Expansion Area.

         Time is of the essence in regards to the Second Option to Expand.

9. EXTERIOR SIGNAGE. Landlord shall, at Landlord's cost, provide Tenant a listing on the granite directory sign located at the main entrance of 25 Burlington Mall Road consistent with other Tenant listings on said granite directory sign.

         Provided that Tenant is leasing a minimum of 100,000 RSF within the building, and provided that this Lease is in full force and effect, Tenant has not been in monetary default under the terms of this Lease at any time during the term of the Lease and has not been in any other default under the terms of this Lease at any time during the term of the Lease whereby Tenant has not cured such default within the allotted cure period, and further provided that Tenant has not assigned or sublet the Premises or any portion thereof, and Tenant is the then occupant of the entire Premises, Tenant shall have the right, at its sole cost and expense, subject to approvals required from any appropriate governmental authority, which Tenant shall obtain in advance, to install a sign on the exterior of the Building. Such sign shall be subject to Landlord's approval of the signage size, design, and location, such approval not to be unreasonably withheld. The cost to restore the building facade to its condition prior to installation of such sign upon the termination of this Lease shall be paid for by the Tenant.

                                    EXHIBIT C
                    SPECIFICATIONS OF LEASEHOLD IMPROVEMENTS


1.       FLOORING

         Tenant will have its choice of carpeting from building standard samples.

2.       PARTITIONS

         (a) Partitions will be 2 1/2" metal studs 16" o.c. with one layer of 1'2" gypsum board on each side. Partition will extend from floor to 6" above acoustic tile ceiling.

         (b) All partitions will have a vinyl base 4" high, color selection to be from building standards.

         (c) The total lineal footage of partitions provided within this allowance, exclusive of demising partitions, shall not exceed one lineal foot for each 15 square feet of rentable area.

3.       DOORS

         (a) Entrance Doors. Entrance doors will be ceiling high (3'0" x 8'4") sliced oak face, solid core, 1 3/4" thick, finished with two coats clear polyurethane. Door frames will be made of oak. Hardware will include 2 pair of butts, one lever action lockset and one doorstop. Entrance doors will be provided in sufficient quantity to meet load code requirements. In selected locations opposite elevators, full height glass doors will be provided in place of standard oak door.

         (b) Interior Doors. Interior doors will be 3'0" x 7'0" stained oak face, solid core, 3 3/4" thick, finished with two coats polyurethane. Door frames will be pressed metal. Hardware will include one-and-one-half pair of butts, one standard duty latchset and one doorstop. The number of doors provided within this allowance shall not exceed one door for each 25 lineal feet of interior (non-demising) partitions allowed above.

4.       PAINTING AND WALL COVERING

         (a) All wall surfaces shall receive two coats of eggshell finish latex paint. Color selection will be Tenant's discretion with not more than one color per room.

         (b) All metal door frames shall receive two coats of semi-gloss enamel.

         (c) If Tenant desires a special wall covering, it shall be furnished and installed at Tenant's expense with a credit provided for the value of the painting being eliminated.

5.       CEILING

         24" x 48" x 5/8" lay-in mineral acoustical tile on an exposed grid "T" white suspension system. Ceiling height will be 8'6".

6.       WINDOW TREATMENT

         Horizontal blinds will be installed at exterior windows throughout the Tenant area. Blinds will be uniform in color throughout the Building.

7.       LIGHTING

         (a) Low brightness, 2' x 4', three-tube parabolic reflector fixtures will be provided at a ratio of one fixture for each 110 square feet of rentable area.

         (b) One single-pole light switch will be provided for each 400 square feet of rentable area.

8.       ELECTRICAL OUTLETS

         One duplex outlet will be provided for each 120 square feet of rentable area.

9.       TELEPHONE OUTLETS

         Telephone outlets and wiring shall be installed by the telephone company, which shall be employed by the Tenant.

10.      SPRINKLERS

         A complete fire protection sprinkler system using fully concealed sprinkler heads will be provided to protect normal office use. Additional fire protection for special uses will be provided at Tenant's expense.

11.      HEATING, VENTILATING AND AIR CONDITIONING

         A zoned variable air volume HVAC system will be provided including distribution ductwork, diffusers, return air grilles and thermo-static controls for a normal office layout. Heating and cooling will be performed by centralized rooftop equipment.

         The system is designed as follows:

         1.       Zones on the Building perimeter

                  (a) A typical perimeter zone is a maximum of 50 feet long.

                  (b) Each perimeter zone will be served by a combination variable volume cooling/constant volume heating terminal unit controlled by a dedicated thermostat.

                  (c) Perimeter air will be supplied by 4'0" linear diffusers spaced ten feet on center.

         2.       Interior Zones

                  (a) A typical interior zone serves a maximum of 1,200 square feet of usable area.

                  (b) Each interior zone will be served by a variable air volume terminal unit controlled by a dedicated thermostat.

                  (c) Interior air will be supplied by one 2'0" diffuser for each 180 square feet of usable area.

         Additional zones or special equipment for areas such as computer rooms, copier rooms, conference rooms or cafeterias will be provided at Tenant's expense.

12.      MISCELLANEOUS INFORMATION AND BUILDING AMENITIES

         (a) All floors are designed for a live load of 60 pounds per square foot plus 20 pounds for partitions.

         (b) If necessary, cold water supply and waste facilities are available at the Building core and designated wet columns (D-8 and E-3) for connection to Tenant facilities at Tenant's expense.

         (c) Three fully automatic elevators are located adjacent to the lobbies for Tenant's use.

         (d) Men's and women's toilet facilities are provided on each floor. Provisions have been made for the physically handicapped in each toilet facility.

         (e) The Building is equipped with a full emergency lighting system.

                                    EXHIBIT D
                               LANDLORD'S SERVICES

1.       CLEANING

         A.       General

                  1. All cleaning work will be performed between 8 a.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

                  2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

         B.       Daily Operations (5 times per week)

                  1.       Tenant Areas

                           a. Empty and clean all waste receptacies; wash receptacles as necessary.

                           b.       vacuum all rugs and carpeted areas.

                           c.       Empty, damp-wipe and dry all ashtrays.

                  2.       Lavatories

                           a.       Sweep and wash floors with disinfectant.

                           b.       Wash both sides of toilet seats with
                                    disinfectant.

                           c.       Wash all mirrors, basins, bowls, urinals.

                           d.       Spot clean toilet partitions.

                           e. Empty and disinfect sanitary napkin disposal receptacles.

                           f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

                  3.       Public Areas

                           a. Wipe down entrance doors and clean glass (interior and exterior).

                           b. Vacuum elevator carpets and wipe down doors and walls.

                           c.       Clean water coolers.

         C.       Operations as Needed (but not less than every other day)

                  1.       Tenant and Public Areas

                           a.       Buff all resilient floor areas.

         D.       Weekly Operations

                  1.       Tenant Areas, Lavatories, Public Areas

                           a. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                           b. Remove finger marks from private entrance doors, light switches, and doorways.

                           c.       Sweep all stairways.

         E.       Monthly Operations

                  1.       Tenant and Public Areas

                           a. Thoroughly vacuum seat cushions on chairs, sofas, etc.

                           b.       Vacuum and dust grillwork.

                  2.       Lavatories

                           a.       Wash down interior walls and toilet
                                    partitions.

         F.       As Required and Weather Permitting

                  1.       Entire Building

                           a.       Clean inside of all windows.

                           b.       Clean outside of all windows.

         G.       Yearly

                  1.       Tenant and Public Areas

                           a.       Strip and wax all resilient tile floor
                                    areas.

II.      HEATING, VENTILATING, AND AIR CONDITIONING

                  1. Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 P.M.

                  2. Maintenance of any additional or special air conditioning equipment and the associate operating cost will be at Tenant's expense.

III.     WATER

                  Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

IV.      ELEVATORS (if Building is Elevatored)

                  Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time reasonably determines best for the Building as a whole.

V.       RELAMPING OF LIGHT FIXTURES

                  Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.      CAFETERIA AND VENDING INSTALLATIONS

                  1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

                  2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VIII.             ELECTRICITY

         A. Landlord, at Landlord's expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of Tenant's Space, in accordance with the provisions of the Lease of which this Exhibit is part.

         B. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as desk-top calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours. In the event of any such connection, Tenant agrees to an increase in the ANNUAL ESTIMATED ELECTRICAL COST TO TENANT'S SPACE and a corresponding increase in Annual Rent by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation. If Landlord and Tenant cannot, agree thereon, such amount shall be such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs provided in Section 4.2 hereof.

         C. Tenant's use of electrical energy in Tenant's Space shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving Tenant's Space. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of Tenant's Space. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. In the event of any such connection, Tenant agrees to an Increase in the ANNUAL ESTIMATED ELECTRICAL COST

                                    EXHIBIT E
                              RULES AND REGULATIONS

1. The entrances, lobbies, passages, corridors, elevators, hails, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at Tenant's expense.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, lease or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall be permitted only in the area of the loading dock assigned to Tenant. Bicycles shall be brought into the Building through the loading dock door only. If Tenant abuses this privilege, as determined by Landlord, Landlord reserves the right to eliminate this privilege.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsigned, from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

6. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to (a) cook in the Premises; (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase, or gift of food in any form.

7. Tenant shall not: (a) use the Premises for lodging, manufacturing or for any immoral or illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

8. No awning or other projections shall be attached to the outside wails or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

9. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, paint or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

10. Tenant shall not use the name of the Building or use pictures or illustrations of the Building advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

11. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to landlord the means of opening of safes, cabinets, or vault left on the Premises. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

12. Tenant shall cooperate and participate in all security programs affecting the Building.

13. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises Closed and secured.

14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

17. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

18. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

19. Tenant may request heating and/or air conditioning during other per oas in addition to normal working hours by submitting its request in writing to the office of the Managing Agent of the Building no later than 2:00 pm the preceding work day (Monday through Friday) on form available from the office of the Managing Agent. The request shall clearly state the start an stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list o Personnel authorized to make such request. The Tenant shall be charged for such operation i the form of additional rent; such charges are to be determined by the Managing Agent and shall be fair and reasonable and reflect the additional operating costs involved.

20. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of Premises Design Floor Area per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess o that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises: type of substance (liquid, gas or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such, substances; and permit expiration date for each substance.

                                    EXHIBIT F

                                FAIR MARKET RENT
                                APPRAISAL METHOD


1. Arbitration. In the event of a dispute as to Fair Market Rent under this Lease, such dispute shall be determined by arbitration conducted in the manner hereafter specified:

         (a) The Party demanding such arbitration shall give notice thereof to the other party and shall in such notice appoint an arbitrator.

         (b) Within 15 days thereafter, the other party shall by notice to the original party appoint an arbitrator.

         (c) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall alone proceed to determine such matter.

         (d) The two arbitrators or the sole arbitrator, as the case may be, shall, within 15 days after the sooner of the designation of the second arbitrator or the expiration of the 15-day period provided for such designation, make their determinations with respect to such matter in writing and give notice thereof to each other and to Landlord and Tenant.

         (e) The two arbitrators shall have 15 days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of such matter. If the two arbitrators shall concur as to such determination, they shall give notice thereof to Landlord and Tenant and such concurrence shall be final and binding upon Landlord and Tenant. If such arbitrators shall fall to concur as to such determination, they shall give notice thereof to Landlord and Tenant and shall immediately designate a third arbitrator.

         (f) If the two arbitrators shall fail to agree upon the designation of such third arbitrator within 5 days after the 15-day period described in clause (e) above, then they or either of chem shall give notice of such failure to agree to Landlord and Tenant and, If Landlord and Tenant fall to agree upon the selection of such third arbitrator within 5 days after the arbitrators appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

         (g) All arbitrators shall be real estate brokers or consultants who shall have had at least 5 years continuous experience acting as real estate agents or brokers of rental office space in the Burlington area.

         (h) The third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and shall, within 10 days after the date of his or her designation, choose one of the determinations of the two arbitrators originally selected by the parties which, in his or her view, is closest to the Fair Market Rent. The third arbitrator shall give notice thereof to Landlord and Tenant and the choice by the third arbitrator shall be binding upon Landlord and Tenant.

         (i) The parries shall be entitled to present evidence to the arbitrators in support of their respective Positions.

         (j) The arbitrators may not make any determination inconsistent with any of the terms of this Lease or deprive any parties thereto of any right or warranty reserved in this Lease or decide any matter other than the specific issue of Fair Market Rent or abatement or withholding referred to arbitration as herein provided. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

         (k) The determination of the arbitrator(s), as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgement made in a court of competent jurisdiction. Judgment un the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction pursuant to the provisions of Section 14 of Chapter 251 of the General Laws of Massachusetts.

         (l) Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party, and one-half of the other fees, cost and expenses of the arbitration properly incurred hereunder.